Loan No. 400030964

                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT, (as the same may from time to time be extended, renewed or modified, the "Mortgage"), is granted as of the 14 day of August 1998, by JAGI CLEVELAND - HUDSON, LLC, a Delaware limited liability company ("Mortgagor"), having its principal place of business at 8534 East Kemper Road, Cincinnati, Ohio 45249, to AMRESCO CAPITAL, L.P., a Delaware limited partnership ("Mortgagee"), having its principal place of business at 700 North Pearl Street, Suite 2400, LB 342, Dallas, Texas 75201-7424, Attention:
Loan Servicing, the mortgagee hereunder.

     To secure (i) the payment of an indebtedness (the "Loan") in the original principal sum of Thirteen Million Three Hundred Thousand and No/100 Dollars ($13,300,000), lawful money of the United States of America, to be paid with interest according to a certain note dated the date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note"), and all other sums, liabilities and obligations constituting the Debt (as defined in the Note), (ii) the payment of all sums advanced or incurred by Mortgagee contemplated hereby, and (iii) the performance of the obligations and covenants herein contained, Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

     TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

          (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (b) all machinery, furnishings, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other personal property of every kind and nature (hereinafter collectively called the "Equipment"), whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements, including without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, cable t.v. equipment, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, fittings, plants, apparatus, stoves, ranges, refrigerators, cutlery and dishes, laundry machines, tools, machinery, engineers, dynamos, motors, boilers, incinerators, washers and dryers, other customary


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     hotel equipment, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements, including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

          (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

          (d) all leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Premises and the Improvements heretofore or hereafter entered into (including, without limitation, any and all security interests, contractual liens and security deposits) (the "Leases") and all income, rents, issues, profits and revenues (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

          (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

          (g) all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, contracts, certificates, records, plans, specifications, permits, licenses (to the extent assignable), approvals, actions, and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, construction, management, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively called the "Intangibles"); and

          (h) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Mortgaged Property as a result of tax certiorari or any application or proceedings for reduction;

          (i) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

          (j) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's obligations under the Loan Documents (as defined in the Note), including (without limitation) the Tax and Insurance Escrow Fund (hereafter defined) and the Replacement Escrow Fund (hereafter defined), and all other escrows established with Mortgagee by Mortgagor.


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     TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

     AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

     1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor will pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

     2. Warranty of Title. Mortgagor warrants that Mortgagor is the sole owner of and has good, legal, marketable and insurable fee simple title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage. This Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever. Notwithstanding the foregoing, Mortgagor may grant a Second Mortgage and Security Agreement, subject and subordinate to the lien of this Mortgage, as security for repayment of the Related Debt (hereinafter defined).

     3. Insurance. Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy and included within the classification "All Risks of Physical Loss" including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount (i) equal to the greater of (a) or (b), as follows: (a) the lesser of the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, or the outstanding amount of the Debt, or (b) the amount specified in the agreed value clause of the policy, which must be in an amount required by the insurer to suspend any co-insurance clause, and (ii) with extended coverage in amounts sufficient such that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

          (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the entire term of this Mortgage the following policies of insurance:

          i) Flood insurance if any part of the Mortgaged Property now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of the Improvements and the Equipment, the outstanding principal amount of the Note or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act. Mortgagor hereby agrees to pay Mortgagee such fees as may be permitted under applicable law

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     for the costs incurred by Mortgagee in determining, from time to time, whether the Mortgaged Property is then located within such area.

          ii) Comprehensive General Liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 for the Improvements and the Premises with excess umbrella coverage in an amount of at least $1 million arising out of any one occurrence ,except that if any buildings contain elevators, the minimum limits per occurrence shall be $2,500,000.

          iii) Business interruption insurance in an amount equal to (a) the aggregate annual amount of projected gross income from the Mortgaged Property from all sources (such income to cover gross income anticipated to be lost for a period of at least one year after the date of the fire or casualty in question) less (b) non-continuing expenses (which for purposes hereof shall mean such operating expenses as are reasonably determined by Mortgagor, subject to approval by Mortgagee, to be suspended after the occurrence of a total casualty). The amount of such business interruption insurance shall be reviewed annually and shall be adjusted from time to time during the term of this Mortgage as warranted by Mortgagee as a result of changes in gross income and/or operating expenses.

          iv) Insurance against loss or damage from (1) leakage of sprinkler systems, and (2) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

          v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

          vi) If required by Mortgagee, Earthquake or sinkhole insurance if available in the area where the Mortgaged Property is located in an amount at least equal to the outstanding principal amount of the Note or the maximum limit of coverage available, whichever is less.

          vii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

     (b) All policies of insurance (the "Policies") required pursuant to Section 3: (i) shall contain a standard noncontributory mortgagee clause naming Mortgagee as the person to which all payments made by such insurance company shall be paid, (ii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee, (iii) shall be assigned and delivered to Mortgagee,
(iv) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty
(30) days prior written notice or, of any modification, reduction or cancellation, (v) shall be for a term of not less than one year, (vi) shall be issued by an insurer licensed in the state in which the Mortgaged Property is located, (vii) shall provide that Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same,
(viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds, and (ix) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Mortgagor shall reimburse Mortgagee for all of Mortgagee's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement or any so-called "forced placed" insurance coverages. All Policies required pursuant to subsections 3(a) and 3(b) shall be issued by an insurer with a claims paying ability rating of "A-" or better by Standard & Poor's Corporation or A:VIII or better by A.M. Best as published in Best's

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Key Rating Guide. Mortgagor shall pay the premiums for such Policies (the
"Insurance Premiums") as the same become due and payable (unless such Insurance Premiums have been paid by Mortgagee pursuant to Section 5 hereof). Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each Policy. If Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements, Mortgagor shall give prompt notice thereof to Mortgagee.

     (c) In the event of the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure sale, or delivery of a deed in lieu of foreclosure, Mortgagee hereby is authorized (without the consent of Mortgagor) to assign any and all Policies to the purchaser or transferee thereunder, or to take such other steps as Mortgagee may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the Policies without credit or allowance to Mortgagor for prepaid premiums thereon.

     (d) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee.

          i) In case of loss covered by Policies, Mortgagee may either (1) settle and adjust any claim without the consent of Mortgagor, or (2) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that Mortgagor may adjust losses aggregating not in excess of $100,000.00 if such adjustment is carried out in a competent and timely manner, and provided that in any case Mortgagee shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand (unless deducted by and reimbursed to Mortgagee from such proceeds).

          ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty"), if (A) the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note, and (B), in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months after insurance proceeds are made available to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and (C) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

          iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

          iv) In the event that proceeds of insurance, if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee.


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          v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (2) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding,
     (3) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. With respect to disbursements to be made by Mortgagee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in subsection 3(e)(vi) below. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

          vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and in the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

     4. Payment of Other Charges. Mortgagor shall pay all assessments, water rates and sewer rents, ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property.

     5. Tax and Insurance Escrow Fund. On the date hereof, Mortgagor shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, of an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the estimation of Mortgagee to satisfy the next due taxes, assessments, insurance premiums and other similar charges. Mortgagor shall pay to Mortgagee on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay all taxes, assessments and other similar governmental impositions (the "Taxes") payable or estimated by Mortgagee to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in [a] and [b] above hereinafter called the "Tax and Insurance Escrow Fund"). Mortgagee may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes and Mortgagor will promptly reimburse Mortgagee for the reasonable cost of retaining any such third parties or obtaining such certificates. Any unpaid reimbursements for the costs of

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such third parties shall be added to the Debt. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor hereby pledges (and grants a lien and security interest) to Mortgagee any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3 and 4 hereof.
If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3 and 4 hereof, Mortgagee shall, in its discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Mortgagee shall be entitled to exercise both the rights of setoff and banker's lien, if applicable, against the interest of Mortgagor in the Tax and Insurance Escrow Fund to the full extent of the outstanding balance of the Debt, application of any such sums to the Debt to be in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Unless otherwise required by applicable law, no earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor even if Mortgagee or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund (in which event such income shall be reported under Mortgagee's or its servicer's tax identification number, as applicable). Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Tax and Insurance Escrow Fund shall be refunded to Mortgagor.

     Notwithstanding the foregoing, Mortgagee (by its acceptance of this Mortgage) agrees to defer its right to require deposits into escrow for Insurance Premiums as long as the following conditions are satisfied:

          (1) JAGI CLEVELAND - HUDSON, LLC, a Delaware limited liability company, is the sole fee simple owner of the Mortgaged Property;

          (2) Mortgagor has established a mechanism acceptable to Mortgagee for insuring that all Insurance Premiums on the Mortgaged Property are paid at a time and in a manner acceptable to Mortgagee;

          (3) Mortgagee is satisfied in its discretion from written evidence provided promptly and consistently to it by Mortgagor that all such Insurance Premiums are actually being timely paid in full;

          (4) No Event of Default exists hereunder or under any other Loan Documents and no condition or event exists which with notice, the passage of time, or both would constitute an Event of Default; and

          (5) All insurance companies must have agreed that such insurance shall not be subject to termination without 30 days prior written notice to Mortgagee or its servicer.

In the event that any one or more of the foregoing conditions precedent shall be (or become) unsatisfied, Mortgagee may require that such escrow be established and fully funded as provided herein.

     6. Replacement Escrow Fund. If initially or subsequently required by Mortgagee, Mortgagor shall pay to Mortgagee on the first day of each calendar month one-twelfth of the product of multiplying the annual gross revenues from the Mortgaged Property (as reasonably estimated by Mortgagee from time to time) by three percent (the amount reasonably estimated by Mortgagee to be due for replacements and capital repairs required to be made to the Mortgaged Property during each calendar year) (the "Replacement Escrow Fund"). Mortgagor hereby pledges (and grants a lien and security interest) to Mortgagee any and all monies now or hereafter deposited in the Replacement Escrow Fund as additional security for the payment of the Debt. As required in Section 18 below, Mortgagor shall deliver to Mortgagee for Mortgagee's review and approval, a capital expenditure budget (the "Budget") itemizing the replacements and capital repairs which are anticipated to be made to the Mortgaged Property during the next immediately succeeding calendar year. Mortgagee may, upon notice to Mortgagor, adjust the monthly amounts required to be deposited into the Replacement Escrow Fund to a monthly amount equal to one-twelfth of the total amount specified in each approved Budget. So long as no Event of Default exists and is continuing, Mortgagee shall make disbursements from the Replacement Escrow Fund for items specified in each approved Budget on a quarterly basis in increments of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices (or unpaid invoices to be paid from such requested disbursement; provided, however, that disbursements with respect to unpaid invoices shall not exceed $20,000 during any calendar quarter) for the amounts requested and, if required by Mortgagee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment, delivery of such certificates and certifications as Mortgagee may require, including but not limited to a new certificate of occupancy for the portion of the Improvements covered by such repairs, if a new certificate of occupancy is required by applicable law, or a certification by Mortgagor that no new certificate of occupancy is required and for disbursement requests in excess of $20,000.00, if requested by Mortgagee a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed repairs or capital improvements, verifying the completion of the completed work and the compliance with applicable law and reimbursement of all out-of-pocket inspection fees incurred by Mortgagee. Mortgagee may require an inspection of the Mortgaged Property prior to making a quarterly disbursement in order to verify completion of replacements and repairs. Mortgagee reserves the right to make any disbursement from the Replacement Escrow Fund directly to the party furnishing materials and/or services. The Replacement Escrow Fund is solely for the protection of Mortgagee and entails no responsibility or obligation on Mortgagee's part beyond the payment of the costs and expenses described in this section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Replacement Escrow Fund are inadequate to pay the costs of such repairs or capital expenditure, Mortgagor shall pay the amount of such deficiency. Until expended or applied as above provided, any amounts in the Replacement Escrow Fund shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Replacement Escrow Fund to the payment of the Debt in any order in its sole discretion. Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Replacement Escrow Fund shall be refunded to Mortgagor. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. The Replacement Escrow Fund shall be held in an account in Mortgagee's name (or such other account name style as Mortgagee may elect) at a financial institution selected by Mortgagee in its sole discretion. Mortgagor shall be entitled to, and shall report under its federal tax identification number, the amount earned, if any, on the Replacement Escrow Fund at a yield equal to that which would accrue on such funds by taking the average of the interest rate paid on each tier (if any) of such institution's basic business checking with interest account and the interest rates paid on each tier (if any) of such institution's business money market savings account, as such rates change from time to time, as quoted by the institution with which Mortgagee (or its servicer) deposits the Replacement Escrow Fund ("Mortgagor's Interest"), or if such institution does not have established basic business checking with interest and business money market savings accounts (or if rates for such accounts cannot otherwise be determined in connection with the deposit of such Replacement Escrow Fund), then at such average of comparable rates as quoted by Bank One, Texas, N.A., Mortgagor's Interest, less applicable administrative fees (if any), shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this section. Mortgagee shall not be responsible for obtaining a specific return or yield on such deposit and, unless otherwise prohibited by applicable law, shall be entitled to retain any fees or other earnings in excess of Mortgagor's Interest paid in connection with the deposit or placement of any Replacement Escrow Fund. Mortgagee will cause to be furnished to Mortgagor on an annual basis such income tax reporting forms as are required by applicable law.

     7. Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be without the prepayment consideration provided in the Note, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the full prepayment consideration computed in accordance with the
Note). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

     8. Representations Concerning Loan. Mortgagor represents, warrants and covenants as follows:

          (a) Neither Mortgagor nor any guarantor of the Debt or any part thereof (a "Guarantor") has any defense to the payment in full of the Debt that arises from applicable local, state or federal laws, regulations or other requirements. None of the Loan Documents are subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise of any right thereunder, render any Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, abatement, diminution, counterclaim or defense has been, or will be, asserted with respect thereto.

          (b) There is no action, suit or proceeding, judicial administrative or otherwise pending or, to the best of Mortgagor's knowledge threatened or contemplated against Mortgagor, or Guarantor or against or affecting the Mortgaged Property that (i) has not been disclosed to Mortgagee and has a material, adverse effect on the Mortgaged Property or Mortgagor's and Guarantor's ability to perform their obligations under any Loan Document or
     (ii) is not adequately covered by insurance, each as determined by Mortgagee in its sole and absolute discretion.

          (c) All certifications, permits and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use and occupancy of the Mortgaged Property as a hotel, including, without limitation, any applicable liquor license (collectively, the "Licenses") have been obtained and are in full force and effect. The Mortgaged Property is in good repair, good order and good condition and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Debt and the Mortgaged Property has not been materially damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil or geological condition), which damage has not been fully repaired. There are no proceedings pending or threatened for the partial or total condemnation of the Mortgaged Property.

          (d) All of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except for immaterial encroachments which do not adversely affect the security intended to be provided by this Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

          (e) The Mortgaged Property is not subject to any leases or operating agreements other than the leases and the operating agreements, if any, described in the rent roll delivered to Mortgagee in connection with this Mortgage, and all such leases and agreements are in full force and effect. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the leases and any such operating agreements.

          (f) All financial data, including, without limitation, statements of cash flow and income and operating expenses, delivered to Mortgagee by, or on behalf of Mortgagor are (i) true and correct in all material respects;
     (ii) accurately represent the financial condition of Mortgagor or the Mortgaged Property as of the date thereof in all material respects; and
     (iii) to the extent reviewed by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered.

          (g) The survey of the Mortgaged Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated and, to the best of Mortgagor=s knowledge, does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

          (h) The loan evidenced by the Loan Documents complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury and any and all other requirements of any federal, state or local law.

          (i) The Mortgaged Property is located on a dedicated, all-weather road, or has access to an irrevocable easement permitting ingress and egress which are adequate in relation to the premises and location on which the Mortgaged Property is located.

          (j) The Mortgaged Property is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, refuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Mortgaged Property is located.

          (k) The Mortgaged Property is serviced by public water and sewer systems which are adequate in relation to the premises and location on which the Mortgaged Property is located.

          (l) The Mortgaged Property has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Mortgaged Property is located.

          (m) The Mortgaged Property is a contiguous parcel and a separate tax parcel, and there are no delinquent Taxes or other outstanding charges adversely affecting the Mortgaged Property.

          (n) The Mortgaged Property is not relied upon by, and does not rely upon, any building or improvement not part of the Mortgaged Property to fulfill any zoning, building code or other governmental or municipal requirement for structural support or the furnishing of any essential building systems or utilities, except to the extent of any valid and existing reciprocal easement agreements shown in the title insurance policy insuring the lien of this Mortgage.

          (o) No action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any insurance policies providing coverage for the Mortgaged Property.

          (p) There are no defaults by Mortgagor beyond any applicable grace period under any contract or agreement (other than this Mortgage and the other Loan Documents) that binds Mortgagor and/or the Mortgaged Property, including any management, service, supply, security, maintenance or similar contracts; and Mortgagor has no knowledge of any such default for which notice has not yet been given; and no such agreement is in effect with respect to the Mortgaged Property that is not capable of being terminated by Mortgagor on less than thirty (30) days notice except as previously disclosed to Mortgagee by a delivery of a copy of all such agreements.

          (q) The representations and warranties contained in the Closing Certificate executed by Mortgagor in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Mortgagor shall observe the covenants contained therein.

          (r) The Holiday Inn Hotel Change of Ownership Agreement, dated as of even date herewith (the "Franchise Agreement"), between Mortgagor and Holiday Hospitality Franchising, Inc., pursuant to which Mortgagor has the right to operate the hotel located on the Mortgaged Property under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

          (s) The Hotel Management Agreement dated as of July 20, 1998 (the "Management Agreement"), between Mortgagor and Janus American Group, Inc., pursuant to which such hotel manager operates the Mortgaged Property as a hotel, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

          (t) Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies under this Mortgage, will adversely affect Mortgagor's rights under the Franchise Agreement, the Management Agreement, or any of the Licenses.

     9. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

          (a) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

          (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

          (c) Mortgagor will not enter into any contract or agreement with any Guarantor or any party which is directly or indirectly controlling, controlled by or under common control with Borrower, Mortgagor or Guarantor (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate.

          (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) the Related Debt (hereinafter defined) and (iii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Mortgaged Property.

          (e) Mortgagor has not made and will not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any constituent party of Mortgagor.

          (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts from its assets as the same shall become due.

          (g) Mortgagor has done or caused to be done and will do all things necessary, to preserve its existence, and Mortgagor will not, nor will Mortgagor permit Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust, certificate of organization, operating agreement or other organizational documents of Mortgagor or Guarantor in a manner which would adversely affect the Mortgagor's existence as a single-purpose entity.

          (h) Mortgagor will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party of Mortgagor, and Mortgagor will file its own tax returns.

          (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Mortgagor or any Guarantor).

          (j) Mortgagor will preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Mortgaged Property is located.

          (k) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (l) Neither Mortgagor nor any constituent party of Mortgagor will seek the dissolution or winding up, in whole or in part, of Mortgagor, nor will Mortgagor merge with or be consolidated into any other entity.

          (m) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any Affiliate, any Guarantor, any constituent party of Mortgagor or any other person.

          (n) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Mortgagor, Affiliate, Guarantor or any other person.

          (o) Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person other than the obligors under the Related Debt (provided, that the foregoing shall not prevent Mortgagor from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Mortgaged Property in respect of its duties regarding the Mortgaged Property).

          (p) Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.

          (q) Mortgagor will use separate checks, invoices and stationery.

     10. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

     11. Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Mortgagee.

     12. Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Except for liens and security interests granted by Mortgagor to Mortgagee in connection with the Related Debt, Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred; provided, however, Mortgagee may, in its sole discretion, give such written consent (but shall have no obligation to do so) to any such sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer, and any such consent may be conditioned upon the satisfaction of such conditions precedent as Mortgagee may require (including, without limitation, the conditions precedent set forth in subsection 12[c] below). Notwithstanding any other provision of this Section 12, Mortgagee will consent, subject to the conditions of subsection 12(c) and provided that no Event of Default has occurred and is continuing, to one sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of the Mortgaged Property by the original Mortgagor as set forth in this Mortgage.

     (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 12 shall not include (x) transfers made by devise or descent or by operation of law upon the death of a joint tenant, partner or shareholder, subject, however, to all the following requirements: (1) written notice of any transfer under this subsection 12(b)(x), whether by will, trust or other written instrument, operation of law or otherwise, is provided to Mortgagee or its servicer, together with copies of such documents relating to the transfer as Mortgagee or its servicer may reasonably request, (2) control over the management and operation of the Mortgaged Property is retained by Janus American Group, Inc., a Delaware corporation (the "Original Principals", whether one or more) at all times prior to the death or legal incapacity of all the Original Principals and is thereafter assumed by persons who are acceptable in all respects to Mortgagee in its sole and absolute discretion, (3) no such transfer by any of the Original Principals will release the respective estate from any liability as a Guarantor, as more particularly provided in subsection 12(c) below, and (4) no such transfer, death or other event has any adverse effect either on the bankruptcy-remote status of Mortgagor under the requirements of any national rating agency for the Certificates (hereinafter defined) or on the status of Mortgagor as a continuing legal entity liable for the payment of the Debt and the performance of all other obligations secured hereby, or (y) transfers otherwise by operation of law in the event of a bankruptcy, nor shall the meaning include a Lease, but shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, Guarantor, or any general partner of Mortgagor or Guarantor is a corporation, any merger, consolidation or the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders (provided, however, in no event shall this subpart [iii] apply to any Guarantor whose stock, shares or partnership interests are traded on a nationally recognized stock exchange);
(iv) if Mortgagor, Guarantor, or any general partner of Mortgagor or Guarantor is a limited liability company or limited partnership, the voluntary or involuntary sale, conveyance or transfer by which an aggregate of more than fifty percent (50%) of the ownership interest in such limited liability company or more than fifty percent (50%) of the limited partnership interests in such limited partnership shall be vested in parties not having an ownership interest as of the date of this Mortgage; and (v) if Mortgagor, any Guarantor or any general partner of Mortgagor or any Guarantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or joint venturer or the transfer of all or any portion of the partnership interest of any general partner, managing partner or joint venturer.

     (c) Notwithstanding the provisions of subsections 12(a) and (b) above, Mortgagee will give its consent to a one time sale or transfer of Mortgaged Property, provided that no Event of Default under the Loan Documents has occurred and is continuing and (i) the grantee's or transferee's integrity, reputation, character and management ability are satisfactory to Mortgagee in its sole discretion, (ii) the grantee's or transferee's (and its sole general partner's) single purpose and bankruptcy remote character are satisfactory to Mortgagee in its sole discretion, (iii) and any conditions relating to the sale or transfer imposed by any national rating agency for the Certificates (as defined in Section 20) are satisfied, (iv) Mortgagee has obtained such estoppels from any guarantors of the Note or replacement guarantors and such other legal opinions, certificates and similar matters as Mortgagee may require, (v) all of Mortgagee's costs and expenses associated with the sale or transfer (including reasonable attorneys fees) are paid by Mortgagor or the grantee or transferee,
(vi) the payment of a transfer fee not to exceed

1% of the outstanding principal balance of the Loan evidenced by the Note and secured hereby, (vii) the grantee's execution of a written assumption agreement and such modification to the Loan Documents containing such terms as Mortgagee may require and delivery of Fsuch agreement to Mortgagee prior to such sale or transfer (provided that in the event the Loan is included in a REMIC and is a performing loan, no modification to the terms and conditions shall be made or permitted that would cause (A) any adverse tax consequences to the REMIC or any holders of any Certificates, (B) the Mortgage to fail to be a Qualifying Mortgage under applicable federal law relating to REMIC's, (C) result in a taxation of the income from the Loan to the REMIC or cause a loss of REMIC status), (viii) the delivery to Mortgagee of an endorsement (at Mortgagor's sole cost and expense) to the mortgagee policy of title insurance then insuring the lien created by this Mortgage in form and substance acceptable to Mortgagee in its sole judgment, and (ix) all requirements set forth in the Loan Agreement with respect to the loan to value ratio pertaining to the Related Debt are, or will be at the time of the transfer and assumption, satisfied. Without limiting the foregoing, if Mortgagee shall consent to any such transfer, the written assumption agreement described in subsection 12(c)(vii) above shall provide for the release of Mortgagor of personal liability under the Note and other Loan Documents solely as to acts or events occurring, or obligations arising, after the closing of such sale; provided, however, in no event shall such sale operate to: (x) relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring, or obligations arising, prior to or simultaneously with the closing of such sale, and Mortgagor shall execute, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of such personal liability; or (y) relieve any current guarantor or indemnitor, including Mortgagor, of its obligations under any guaranty or indemnity agreement executed in connection with the Loan secured hereby (including, without limitation, the Environmental Liabilities Agreement of even date herewith [the "Environmental Agreement"]), and each such current guarantor and indemnitor shall execute, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Notwithstanding (y) preceding, if the proposed transferee and a party associated with the proposed transferee (the "Substitute Guarantor") (1) is approved by Mortgagee in its sole discretion (including a determination that the proposed transferee and Substitute Guarantor have adequate financial resources), (2) assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement, and (3) executes, without any cost or expense to Mortgagee, a new guaranty and/or indemnity agreement, as applicable, in form and substance satisfactory to Mortgagee, then Mortgagee may release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such sale.

     (d) Mortgagee may predicate its decision to grant or withhold consent to any subsequent sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer upon the satisfaction (in the sole determination of Mortgagee) with such conditions as may be imposed by Mortgagee, which may include, but shall not be limited to, the following matters: (i) the delivery to Mortgagee of an endorsement (at Mortgagor's sole cost and expense) to the mortgagee policy of title insurance then insuring the lien created by this Mortgage in a form and substance acceptable to Mortgagee, in its sole judgment; (ii) the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Mortgagee, in its sole judgment; (iii) the grantee's single purpose and bankruptcy remote character being satisfactory to Mortgagee, in its sole judgment; (iv) the grantee executing (prior to such sale or transfer) a written assumption agreement containing such terms as Mortgagee may require; (v) subject to any restrictions described in Section 12(c) above relating to the Loan being included in a REMIC, an adjustment to the term of the Note, a principal paydown on the Note or an increase in the rate of interest payable on the Note; (vi) payment by Mortgagor of a transfer and assumption fee not to exceed one percent (1%) of the then unpaid principal balance of the Note; (vii) payment by Mortgagor of the expenses described in subsection 12(f) below; and
(viii) the satisfaction of any conditions imposed by any national rating agency for Certificates (hereinafter defined), together with such modification(s) of the Loan Documents and such legal opinions, certifications and similar matters that Mortgagee may require. Mortgagee agrees not to unreasonably withhold its consent to a sale or transfer of the Mortgaged Property upon the satisfaction (in the sole determination of Mortgagee) of the conditions to its consent as set forth herein; provided, however, in any event Mortgagee shall be deemed to be reasonable in withholding its consent if a sale to the proposed transferee receives unfavorable comment from a national rating agency for Certificates. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer by Mortgagor of the Mortgaged Property without Mortgagee's consent.

     (e) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this
Section 12 shall be null and void and of no force and effect.

     (f) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, all recording costs, taxes, reasonable attorney's fees and disbursements and title search costs) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

     (g) In no event shall any of the terms and provisions of this Section 12 amend or modify the terms and provisions contained in Section 9 herein.

     13. Estoppel Certificates and No Default Affidavits.

     (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

     (c) If the Mortgaged Property includes commercial property, Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

     14. Changes in the Laws Regarding Taxation. If any law is amended, enacted or adopted after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than forty-five (45) days, to declare the Debt immediately due and payable.

     15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

     16. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

     17. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     18. Books and Records. Mortgagor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to the Mortgaged Property and the operation thereof, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation of the Improvements) to be inspected or audited and copies made by Mortgagee and its representatives during normal business hours and at any other reasonable times. Mortgagor represents that its chief executive office is as set forth in the introductory paragraph of this Mortgage and that all books and records pertaining to the Mortgaged Property are and will be maintained at such location or at such other office maintained by Mortgagor or one of its affiliates as to which Mortgagor has given Mortgagee written notice. Mortgagor will furnish, or cause to be furnished, to Mortgagee on or before twenty (20) days after each calendar month the following items, each certified by Mortgagor as being true and correct, in such format and in such detail as Mortgagee or its servicer may request: (a) a written statement (rent roll) dated as of the last day of such month identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) a report of occupancy for such month, including an average daily rate, and any and all franchise inspection reports received by Mortgagor during such month; (c) operating statements prepared for such month and year to date, noting Net Operating Income, Gross Income From Operations and Hotel Operating Expenses (all as hereinafter defined); (d) a property balance sheet for such month; and (e) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are greater than (i) $1,000.00, or (ii) five percent (5%) or more for each line item therein. Such monthly reporting obligation will continue through the end of the calendar month which is not less than twelve (12) months after the date of this Mortgage and until there is no Event of Default and no event with which notice or lapse of time or both could constitute an Event of Default. Beginning upon the expiration of such period, Mortgagor will furnish, or cause to be furnished, to Mortgagee on or before forty-five (45) days after March 31, June 30, September 30 and December 31 of each calendar year the following items, each certified by Mortgagor as being true and correct, in such format and in such detail as Mortgagee or its servicer may request: (a) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder;
(b) a report of occupancy for such quarter, including an average daily rate, and any and all franchise inspection reports received by Mortgagor during such quarter; (c) quarterly and year to date operating statements prepared for each calendar quarter during each such reporting period; (d) a property balance sheet for each calendar quarter during each such reporting period; and (e) a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter during each such reporting period and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are greater than (i) $2,000.00, or (ii) five percent (5%) or more for each line item therein. Within ninety (90) days following the end of each calendar year, Mortgagor shall furnish a statement of the financial affairs and condition of the Mortgaged Property including a statement of profit and loss for the Mortgaged Property in such format and in such detail as Mortgagee or its servicer may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year certified by Mortgagor as being true and correct. Mortgagor shall deliver to Mortgagee copies of all income tax returns, requests for extension and other similar items contemporaneously with its delivery of same to the Internal Revenue Service. On or before November 30 of each calendar year, Mortgagor shall deliver to Mortgagee an itemized operating budget and capital expenditure budget of the Mortgaged Property and a management plan for the Mortgaged Property for the next succeeding calendar year on a month-by-month basis, in such format and in such detail as Mortgagee may request. In the event Mortgagor fails to deliver such reports within the time frames provided above, Mortgagor shall pay a late charge equal to two percent (2%) of the monthly payment amount for each late submission of financial reports to compensate Mortgagee or its servicer for the additional administrative expense caused by such failure or delay whether or not Mortgagor is entitled to any notice and opportunity to cure such failure prior to the exercise of any of the remedies. Failure to provide monthly, quarterly or annual reports shall constitute an Event of Default under Section 23 and entitle Mortgagee to audit or cause to be audited Mortgagor's books and records. The late charge and the cost of such audit shall be immediately payable from Mortgagor upon demand by Mortgagee and, until paid, shall be added to and constitute a part of the Debt. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagor prepares for its own use and which Mortgagee or its agents shall request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, including, but not limited to, schedules of gross sales for percentage rents under Leases. Mortgagor will permit representatives appointed by Mortgagee, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect during its normal business hours and at any other reasonable times any of the Mortgaged Property and to make photographs thereof, and to write down and record any information such representatives obtain, and shall permit Mortgagee or its representatives to investigate and verify the accuracy of the information furnished to Mortgagee under or in connection with this Mortgage or any of the other Loan Documents and to discuss all such matters with its officers, employees and representatives. Mortgagor will furnish to Mortgagee at Mortgagor's expense all evidence which Mortgagee may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Mortgagor in the Loan Documents and satisfaction of all conditions contained therein. Any inspection or audit of the Mortgaged Property or the books and records of Mortgagor, or the procuring of documents and financial and other information, by or on behalf of Mortgagee, shall be for Mortgagee's protection only, and shall not constitute any assumption of responsibility or liability by Mortgagee to Mortgagor or anyone else with regard to the condition, construction, maintenance or operation of the Mortgaged Property, nor Mortgagee's approval of any certification given to Mortgagee nor relieve Mortgagor of any of Mortgagor's obligations.

     19. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

     20. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this paragraph.

     (a) Mortgagee (and its mortgage servicer and their respective assigns) shall have the right to disclose in confidence such financial information regarding Mortgagor, Guarantor or the Mortgaged Property as may be necessary (i) to complete any sale or attempted sale of the Note or participations in the loan (or any transfer of the mortgage servicing thereof) evidenced by the Note and the Loan Documents, (ii) to service the Note or (iii) to furnish information concerning the payment status of the Note to the holder or beneficial owner thereof, including, without limitation, all Loan Documents, financial statements, projections, internal memoranda, audits, reports, payment history, appraisals and any and all other information and documentation in the Mortgagee's files (and such servicer's files) relating to the Mortgagor, any Guarantor and the Mortgaged Property. This authorization shall be irrevocable in favor of the Mortgagee (and its mortgage servicer and their respective assigns), and Mortgagor and Guarantor waive any claims that they may have against the Mortgagee, its mortgage servicer and their respective assigns or the party receiving information from the Mortgagee pursuant hereto regarding disclosure of information in such files and further waive any alleged damages which they may suffer as a result of such disclosure.

     (b) The Mortgagor acknowledges that the Mortgagee intends to sell the Loan evidenced by the Note and the Loan Documents or a participation interest therein to a party who may pool the Loan with a number of other loans and to have the holder of such loans (most likely a special purpose REMIC) issue one or more classes of Mortgage Backed Pass-Through Certificates (the "Certificates"), which may be rated by one or more national rating agencies. Mortgagee (and its mortgage servicer and their respective assigns) shall be permitted to share any of the information referred to in subsection (a) above, whether obtained before or after the date of the Note, with the holders or potential holders of the Certificates, investment banking firms, rating agencies, accounting firms, custodians, successor mortgage servicers, law firms and other third-party advisory firms involved with the Loan evidenced by the Note and the Loan Documents or the Certificates. It is understood that the information provided by the Mortgagor to the Mortgagee (or its mortgage servicer and their respective assigns) or otherwise received by Mortgagee (or its mortgage servicer and their respective assigns) in connection with the Loan evidenced by the Loan Documents may ultimately be incorporated into the offering documents for the Certificates and thus various prospective investors may also see some or all of the information. The Mortgagee (and its mortgage servicer and their respective assigns) and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, the Mortgagor.

     21. Recording of Mortgage, etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

     22. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

     23. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

     (a) if any portion of the Debt or the Related Debt is not paid within five
(5) days from the date when the same is due;

     (b) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

     (c) if Mortgagor fails to timely provide any monthly, quarterly or annual financial or accounting report;

     (d) if Mortgagor sells, conveys, alienates, mortgages, encumbers, pledges or otherwise transfers any portion of the Mortgaged Property or permits the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, levied, pledged or otherwise transferred without Mortgagee's prior written consent, except to Mortgagee as security for the Related Debt;

     (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

     (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor or any Guarantor shall admit in writing its inability to pay, or Mortgagor's or any Guarantor's failure to pay, debts generally as the debts become due;

     (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if Mortgagor or any Guarantor shall admit in writing its insolvency or bankruptcy or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

     (h) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;

     (i) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property;

     (j) except as permitted in this Mortgage, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

     (k) damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

     (l) if Mortgagor shall default under any term, covenant, or condition of this Mortgage or any of the other Loan Documents, including the Loan Agreement (defined in the Note) and the Other Mortgages (hereinafter defined) other than as specified in any of the above subparagraphs;

     (m) if without Mortgagee's prior consent (i) the managing agent for the Mortgaged Property resigns or is removed or (ii) the ownership, management or control of such managing agent is transferred to a person or entity other than the general partner or managing partner of the Mortgagor, or (iii) there is any material change in the property management agreement of the Mortgaged Property;

     (n) if all or a substantial part of Mortgagor's assets (other than the Mortgaged Property) are attached, seized, subjected to a writ or distress warrant or are levied upon (unless such attachment, seizure, writ, distress warrant or levy is vacated within sixty [60] days following the date of the same);

     (o) entry of a judgment in excess of $100,000.00 and the expiration of any appeal rights or the dismissal or final adjudication of appeals against Mortgagor (unless such judgment is vacated within sixty [60] days following the date of the same);

     (p) the Mortgage shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms); and

     (q) seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Mortgagor's interest therein, resulting from criminal wrongdoing or other unlawful action of Mortgagor, its affiliates, or any tenant in the Mortgaged Property under any federal, state or local law.

     (r) if without Mortgagee's prior consent, the hotel manager for the Mortgaged Property under the Management Agreement (or any successor management agreement) resigns or is removed, or the ownership, management or control of such hotel manager is transferred to a person or entity other than the general partner or managing partner of the Mortgagor, or there is any material change in the Management Agreement (or any successor management agreement);

     (s) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the hotel manager to terminate or cancel the Management Agreement (or any successor management agreements);

     (t) if without Mortgagee's prior consent, there is any material change in the Franchise Agreement (or any successor franchise agreement);

     (u) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement);

     (v) if Mortgagor ceases to do business as a hotel or motel on the Mortgaged Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Mortgaged Property); and

     (w) if any Event of Default, as defined in the Other Mortgages (hereinafter defined), occurs.

     24. Notice and Cure. Notwithstanding the foregoing, Mortgagee agrees to give to Mortgagor written notice as described below of (a) Mortgagor's failure to pay any part of the Debt when due (a "Monetary Default"), (b) a default referred to in subsection 23(p) above (a "First Lien Default") and (c) a default referred to in subsections 23(c),(i) or (1) above (a "Nonmonetary Default"). Mortgagor shall have a period of five (5) days from its receipt of notice in which to cure a Monetary Default (which written notice period may run concurrently with the five [5] day period referred to in subsection 23[a]), shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of twenty (20) days from its receipt of notice in which to cure a Nonmonetary Default unless such Nonmonetary Default is not susceptible to cure within such twenty (20) day period, in which case Mortgagor shall commence to cure such Nonmonetary Default within twenty (20) days following notice and diligently prosecute such cure to completion, provided, however, that Mortgagor will provide Mortgagee with such information as Mortgagee may reasonably request concerning the status of any attempted cure of any such Nonmonetary Default and the cure of any such Nonmonetary Default must be completed to the satisfaction of Mortgagee within sixty (60) days of notice in any case. Notwithstanding the foregoing, Mortgagee may, but shall not be required, to give notice of a Monetary Default or a recurrence of the same Nonmonetary Default more frequently than two times in any calendar year. A Monetary Default and/or First Lien Default and/or Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 23 or in this section.

     25. Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Mortgagee may, at Mortgagee's option, do any one or more of the following:

     (a) Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the "Debt," and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate as specified in the Note.

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



     (b) Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, the Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subparagraph, the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Mortgagee, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss, or damage, which may or might be incurred by the Mortgagee under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against the Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should the Mortgagee incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate as specified in the Note, shall be secured hereby, and Mortgagor shall reimburse the Mortgagee therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Mortgagee for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this subparagraph.

         (c) Right to Accelerate. Mortgagee may, without notice except as provided in Section 24 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

         (d) Foreclosure-Power of Sale. Mortgagee may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Mortgagee may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

     (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged

Property under or by virtue of subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

          i) Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

          ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

          iii) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

          iv) Any and all statements of fact or other recitals made in any of the instruments referred to in subparagraph (iii) of this subsection (e) given by Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

          v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

          vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

          vii) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

     (f) Mortgagee's Judicial Remedies. Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

     (g) Mortgagee's Right to Appointment of Receiver . Mortgagee, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt, (ii) without notice to Mortgagor, (iii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iv) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (v) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

     (h) Mortgagee's Uniform Commercial Code Remedies. The Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

     (i) Other Rights. Mortgagee (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; and (ii) may apply the Tax and Insurance Escrow Fund and/or the Replacement Escrow Fund and any other funds held by Mortgagee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

     (j) Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

     (k) Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

     (l) Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

     (m) Waivers. Mortgagor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default except as expressly provided herein; or of Mortgagee's exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets, a sale in inverse order of alienation or any other right to direct in any manner, the order of sale of any of the Mortgaged Property.

     (n) Statute of Limitations. To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

     (o) Waiver of Automatic or Supplemental Stay. In the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Mortgagor (other than an involuntary petition filed by or joined in by Mortgagee), the Mortgagor shall not assert, or request any other party to assert, that the automatic stay under ss. 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to ss. 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this paragraph are a material inducement to Mortgagee's willingness to enter into this Mortgage and Mortgagor acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Mortgagee of Mortgagee's rights and remedies against Mortgagor or any guarantor of the Debt.

     (p) Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to ss. 362 of the Bankruptcy Code so to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor's use of all "cash collateral" as defined under ss. 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Mortgagor shall not contend or allege in any pleading or petition filed in any court proceeding that Mortgagee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by the Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

     (q) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property, or the Tax and Insurance Escrow Fund or the Replacement Escrow Fund or sums received pursuant to Section 7 hereof, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to
Section 3 hereof, shall be applied by Mortgagee to the Debt in the following order and priority: (1) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees; (2) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (3) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (4) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Mortgagee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (5) the cash balance, if any, to the Mortgagor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

     26. Right of Inspection. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property during normal business hours upon reasonable notice.

     27. Security Agreement. This Mortgage is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which they may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding effects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

     28. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

     29 . Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

     30 . Contest of Certain Claims. Notwithstanding the provisions of Sections 4 and 23(h) hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) days of obtaining knowledge thereof;
(b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith;
(e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

     31. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

     32. Handicapped Access. Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws").

     (a) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Mortgagee of compliance with Access Laws.

     (b) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     33. ERISA. (a) Mortgagor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mortgagee of any of its rights under the Note, this Mortgage and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) As of the date hereof and throughout the term of this Mortgage, (i) Mortgagor is not and will not be an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA.

     (c) As of the date hereof and throughout the term of this Mortgage, (i) Mortgagor is not and will not be a "governmental plan" within the meaning of
Section 3(3) of ERISA, and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

     (d) Mortgagor further covenants and agrees to deliver to Mortgagee such certifications or other evidence from time to time throughout the term of the Mortgage, as requested by Mortgagee in its sole discretion, that (i) Mortgagor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (ii) Mortgagor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true: (A) equity interests in Mortgagor are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2); (B) less than 25 percent of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or (C) Mortgagor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

     34. Indemnification. In addition to any other indemnifications provided in any of the Loan Documents, Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and save harmless Mortgagee or any person or entity who is or will have been involved in the servicing of this Loan, any person or entity whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this Loan (including but not limited to investors or prospective investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective affiliates, subsidiaries, persons controlling or under common control, directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this Loan or the Mortgaged Property, whether during the term of this Loan or as a part of or following a foreclosure of this Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business) (collectively, the "Indemnified Parties"), from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Mortgage or any other Loan Documents; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Note or any other Loan Documents; (d) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Note or any other Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any Guarantor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (e) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) any failure on the part of Mortgagor to perform or comply with any of the terms of Sections 2 through 54 of this Mortgage; (h) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (i) any failure of the Mortgaged Property to comply with any laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property, including, without limitation, the Access Laws; (j) any representation or warranty made in the Note, this Mortgage or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made; (k) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; (l) the claims of any lessee to any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (m) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (n) the enforcement by any Indemnified Party of the provisions of this
Section 34; (o) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (p) any investigation, defense, and settlement incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee's sole discretion as a result of a default under Section 33. The obligations and liabilities of

Mortgagor under this Section 34 (A) shall survive for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the Loan evidenced by the Loan Documents, and (B) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure (including, without limitation, any transfer by Mortgagor of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagor).

     35. Duty to Defend. Upon written request by an Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by an Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, and other professionals in connection therewith. Any amounts payable to any of the Indemnified Parties by reason of the application of Section 34 or this Section shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate specified in the Note from the date loss or damage is sustained by any of the Indemnified Parties until paid.

     36. Notices. Unless oral notice is expressly permitted hereunder any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the first (1st) business day after such notice is tendered to a nationally-recognized overnight delivery service or on the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, in either instance, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall in like manner designate in writing.

     37. Fee for Handling Interest-Bearing Escrows. Upon the request of Mortgagee, Mortgagor agrees to pay to Mortgagee a fee of Fifty Dollars ($50.00) per year (not to exceed Mortgagor's interest on the account) on each separate escrow account maintained by Mortgagee on which Mortgagor is credited with interest to compensate Mortgagee (or its servicer) for administrative costs associated with Mortgagee's deposit into an interest-bearing account any funds escrowed under this Mortgage or under any separate escrow agreement between Mortgagee and Mortgagor. Mortgagor agrees that Mortgagee (or its servicer) shall have the right to debit any interest earned for the benefit of Mortgagor on such escrow account maintained by Mortgagee (or its servicer) for the account of Mortgagor hereunder to pay such administrative fee.

     38. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed;
(b) Mortgagor is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (c) Mortgagor is duly qualified to transact business and is in good standing in the state where the Mortgaged Property is located and has all necessary approvals, governmental and otherwise, and full power and authority to own the Mortgaged Property and carry out its business as now conducted and proposed to be conducted; and (d) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

     39. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

     40. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

     41. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     42. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity. It is agreed that the risk of loss or damage to the Mortgaged Property is on the Mortgagor and Mortgagee shall have no liability whatsoever for decline in the value of the Mortgaged Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.

     43. No Oral Change. This Mortgage may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     44. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

     45. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

     46. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     47. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     48. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     49. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

     50. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents.

     51. Survival of Obligations; Survival of Warrants and Representations. Each and all of the covenants and obligations of Mortgagor (other than warranties and representations contained herein) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Debt shall have been paid in full; provided, however, that nothing contained in this paragraph shall limit the obligations of Mortgagor except as otherwise set forth herein. In addition, any and all warranties and representations of Mortgagor contained herein shall survive the execution and delivery of the Loan Documents and (i) shall continue for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the loan evidenced by the Loan Documents, and (ii) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure or deed in lieu of foreclosure (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee).

     52. Mortgagor's Expense. Mortgagor acknowledges and confirms that Mortgagee shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Mortgaged Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance. Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, Mortgagee or any governmental or quasi-governmental authority. Mortgagor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Mortgagee from time to time, upon the occurrence of an event set forth in this Section or otherwise. Wherever it is provided for herein that Mortgagor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Mortgagee, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

     53. Attorneys' Fees. (a) Mortgagor shall pay all legal fees incurred by Mortgagee in connection with (i) the preparation of the Note, this Mortgage and the other Loan Documents; and (ii) the items set forth in Section 52 above, and
(b) Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property or in collecting any amount payable under the Note, Mortgage or other Loan Documents or enforcing its rights hereunder with respect to the Mortgaged Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Mortgagee until such expenses are paid by Mortgagor.

     54. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

     55. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

     56. Time. Time is of the essence in this Mortgage and the other Loan Documents.

     57. No Third Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor including but not limited to any claims to any sums held in the Tax and Insurance Escrow Fund or the Replacement Escrow Fund.

     58. Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with the Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

     59. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

     60. Certain Hotel Covenants. Mortgagor further covenants and agrees with Mortgagee as follows:

          (a) Mortgagor shall cause the hotel located on the Mortgaged Property to be operated pursuant to the Franchise Agreement and the Management Agreement.

          (b) Mortgagor shall:

               (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

               (ii) promptly notify Mortgagee of any default under the Franchise Agreement or the Management Agreement of which it is aware;

               (iii) promptly deliver to Mortgagee a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement; and

               (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement.

          (c) Mortgagor shall not, without Mortgagee's prior consent:

               (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement;

               (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement;

               (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; or

               (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement or the Management Agreement in any material respect.

     (d) Mortgagor shall not, without Mortgagee's prior consent, enter into transactions with any affiliate, including without limitation, any arrangement providing for the managing of the hotel on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Mortgagor if the monetary or business consideration arising therefrom would be substantially as advantageous to Mortgagor as the monetary or business consideration that would obtain in a comparable transaction with a person not an affiliate of Mortgagor.

     (e) Mortgagor shall maintain the Management Agreement for the operation of the Mortgaged Property in full force and effect and timely perform all of Mortgagor's obligations thereunder and enforce performance of all obligations of the manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Mortgagee is first obtained. Mortgagor will enter into and cause the manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Mortgagee, assigning and subordinating the manager's interest in the Mortgaged Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Mortgagee. Upon an Event of Default, Mortgagor at Mortgagee's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the manager with a manager selected by Mortgagee.

     61. Other Mortgages. Pursuant to the Loan Agreement, Mortgagee has advanced an aggregate $30,700,000 (the "Related Debt") to JAGI Cleveland - Independence, LLC, a Delaware limited liability company ("JAGI Independence"), JAGI Montrose West, LLC, a Delaware limited liability company ("JAGI Montrose"), and JAGI North Canton, LLC, a Delaware limited liability company ("JAGI Canton"). Each of JAGI Independence, JAGI Montrose, and JAGI Canton has executed a promissory note (the "Other Notes") to evidence the Related Debt and a Second Mortgage and Security Agreement (the "Other Mortgages") as additional security for the Debt.

     62. Mechanics' Lien Laws. Mortgagee shall be and hereby is authorized and empowered to do, as mortgagee, all things provided to be done in the mechanic's lien laws of the State of Ohio (including Section 1311.14 of the Ohio Revised
Code), and all acts amendatory or supplementary thereto.

     63. Protective Advances. The Debt secured by this Mortgage shall include unpaid balances of advances made by Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, and insurance premiums and for costs incurred for the protection of the Mortgaged Property as provided for in
Section 5301.233 of the Ohio Revised Code, and all acts amendatory or supplementary thereto.

     Mortgagor has executed this instrument the day and year first above written.

                                      MORTGAGOR:

In the presence of:                   JAGI CLEVELAND-HUDSON, LLC, a
                                      Delaware limited liability company

                                      By  Janus American Group, Inc., a Delaware
                                          corporation

/s/ CHARLES S. BADGETT                By  /s/ JAMES E. BISHOP
---------------------------------         --------------------------------------
Print Name:  Charles S. Badgett           Name:  James E. Bishop
                                          Title: President

/s/ ELENA ANDERSON
---------------------------------
Print Name:  Elena Anderson

STATE OF TEXAS             )
                           )  SS.
COUNTY OF DALLAS           )

     Before me, a Notary Public in and for said county and state, personally appeared the above-named JAGI CLEVELAND - HUDSON, LLC, a Delaware limited liability company, by Janus American Group, Inc., a Delaware corporation, its Manager, by James E. Bishop, its President, who acknowledged that he did sign the foregoing instrument on behalf of said corporation and said limited liability company, that the same is the free act and deed of said limited liability company, the free act and deed of said corporation individually and as such manager, and his free act and deed individually and as such officer.

     In testimony whereof, I have hereunto set my hand and official seal at Dallas, Texas, this 12th day of August 1998.

                                               /s/ ANGELA BEWLEY
                                               ---------------------------------
                                               Notary Public





This instrument prepared by:

Richard L. Reppert, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT A

                                Legal Description

                                                                      EXHIBIT A


PARCEL "A"
----------

Premises/situated in the VILLAGE of BOSTON HEIGHTS, County of Summit and State of Ohio, and known as being a part of Lot No. 3 east of the Cuyahoga River, formerly in Boston Township, and more fully described as follows:

     Beginning at a stone at the northwest corner of said Lot No. 3, said stone being at the intersection of the centerline tangents of Hines Hill Road (C. H. 115);

     Thence S 68 deg. 51' 10" East, 140.02 feet along the centerline tangent of Hines Hill Road (C. H. 115) to a point and the true place of beginning;

     Thence S 68 deg. 51' 10" East, 231.33 feet along the centerline tangent of Hines Hill Road (C. H. 115) to a point on the westerly line of a highway easement conveyed to the State of Ohio for Relocated State Route 8 and recorded in Volume 2990, Page 348 of the Summit County Record of Deeds;

     Thence along the westerline of said highway following a circular curve to the left, 33.46 feet to a point, said circular curve having a central angle of 00 deg. 38' 52", a radius of 2,959.79 feet, a tangent of 16.73 feet, and a chord of 33.46 feet;

     Thence N 70 deg. 21' 01" West, 115.10 feet along the westerly line of said highway;

     Thence S 55 deg. 36' 00" East, 136.05 feet along the westerly line of said highway;

     Thence along the westerly line of said highway following a circular curve to the left, 248.43 feet to a point, said circular curve having a central angle of 04 deg. 48' 43", a radius of 2,959.79 feet, a tangent of 124.29 feet, and a chord of 248.36 feet:

     Thence WEST, 146.07 feet to a point;

     Thence NORTH, 35.00 feet to a point;

     Thence WEST, 224.32 feet to a point;

     Thence NORTH 210.26 feet to a point

     Thence S 75 deg. 26' 37" East, 114.26 feet to a point;

     Thence NORTH 183.95 feet to a point and the true place of beginning, and containing 2.2659 acres of land as determined by Messmore & Fay, Registered Surveyors in February, 1975, but subject to all legal roads, highways, and easements of record.

PARCEL "B"
----------

Situated in the Village of Boston Heights, County of Summit and State of Ohio, and known as being a part of Lot No. 3, east of the Cuyahoga River, formerly in Boston Township, and more fully described as follows:

     Beginning at a stone at the northwest corner of said Lot No. 3, said stone being at the intersection of the centerline tangents of Hines Hill Road (C. H. 115);

     Thence S 200.55 feet along the westerly line of said lot No. 3, to a point and the true place of beginning;

     Thence S 75 deg. 26' 37" East, 20.66 feet to a point;

     Thence SOUTH 210.26 feet to a point;

     Thence EAST 224.32 feet to a point;

     Thence SOUTH 35.00 feet to a point;

     Thence EAST 146.07 feet to a point on the westerly line of a highway easement conveyed to the State of Ohio for relocated State Route 8 and recorded in Volume 2990, Page 348 of the Summit County Record of Deeds;

     Thence along the westerly line of said highway following a circular curve to the left, 44.28 feet to a point, said circular curve having a central angle of 00 deg. 51' 26", a radius of 2,959.79 feet, a tangent of 22.14 feet, and a chord of 44.28 feet;

     Thence along the westerly line of said highway the following courses:

          S 13 deg. 48' 20" East, 304.94 feet to a point.

          S 14 deg. 49' 10" East, 116.68 feet to a point

          S 12 deg. 55' 00" East, 473.76 feet to a point

          N 89 deg. 14' 30" East, 15.70 feet to a point

          S 14 deg. 49' 10" East, 116.89 feet to a point on the northerly right-of-way line of the Ohio Turnpike Project No. 1, as recorded in Plat Book 44, Page 154 of the Summit County Records of Plats;

Thence along the northerly line of said highway following a circular curve to the left, 5251 feet to a point, said circular curve having a central angle of 00 deg. 15' 32", a radius of 11,619.16 feet, a tangent of 26.25 feet, and a chord of 52.50 feet;

Thence N 03 deg. 36' 10" West, 50.00 feet to a point;

Thence N 77 deg. 05' 00" East, 4.50 feet to a point;

Thence N 12 deg. 55' 00" West, 381.49 feet to a point;

Thence West, 516.83 feet to a point on the westerly line of Lot No. 3;

Thence NORTH, 858.03 feet along the westerly line of Lot No. 3 to a point and the true place of beginning, and containing 7.0156 acres of land as determined by Messmore & Fay, Registered Surveyors in February, 1975, but subject to all legal roads, highways and easements of record.

PARCEL "C"
----------

Situated in the Village of Boston Heights, the County of Summit and State of Ohio, and known as being a part of Lot No. 3, east of the Cuyahoga River, formerly in Boston Township, and more fully described as follows:

     Beginning at a stone at the northwest corner of said Lot No. 3, said stone being at the intersection of the centerline tangents of Hines Hill Road (C.H. 115),

     Thence SOUTH 1,058.58 feet along the westerly line of said Lot No. 3 to a point and the true place of beginning;

     Thence EAST 516.83 feet to a point;

     Thence S 12 deg. 55' 00" East, 256.49 feet to a point;

     Thence WEST 574.16 feet to point on the westerly line of said Lot No. 3;

     Thence NORTH along the westerly line of said Lot No. 3, 250.00 feet to a point and the true place of beginning, and containing 3.1309 acres of land as determined by Messmore & Fay, Registered Surveyors in February, 1975, but subject to all legal roads, highways, and easements of record.

The above described Parcels "A", "B" and "C" also include the use of the following described easement for ingress and egress from Hines Hill Road;

Situated in the Village of Boston Heights, County of Summit, and State of Ohio, and known as being a part of Lot No. 16, East of the Cuyahoga River, formerly in Boston Township, and more fully described as follows:

     Beginning at a stone at the northeast corner of Lot No. 16 on the centerline of Hines Hill Road (C. H. 115);

     Thence SOUTH, 1,110.00 feet along the easterly line of Lot No. 16 to a point;

     Thence WEST, 40.00 feet to a point;

     Thence NORTH, 1,110,00 feet to a point on the center line of Hines Hill
     Road;

     Thence EAST, 40.00 feet along the center line of Hines Hill Road to the place of beginning.

Together with all rights, title and interest which the grantor now holds or hereafter acquire in and to an easement for ingress and egress as more fully set forth in a Right-of-Way Agreement from The Bostonian Country Club, Inc. to The Bostonian Company and Galburton Inn, Inc. dated September 19, 1966 and filed for record October 5, 1966 in Volume 4622, Page 637 of Summit County Records.

Together with all rights, title and interest in and to an EASEMENT for ingress and egress to include parking privileges on PARCEL "B" described above.


                                           SCHEDULE TO EXHIBIT 10.27

                                    OTHER MORTGAGE AND SECURITY AGREEMENTS

                                                      I.
------------------------------------------------------------ ---------------------------------------------------------
                     Name of Mortgagor                       JAGI Cleveland - Independence, LLC, a Delaware limited
                                                             liability company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Loan                                               $21,800,000
----------------------------------------------------------- ---------------------------------------------------------
  Definition of Franchise Agreement referenced in Section    The Holiday Inn Hotel Change of Ownership Agreement
                           8(r)                              between Mortgagor and Holiday Hospitality
                                                             Franchising, Inc.
------------------------------------------------------------ ---------------------------------------------------------
  Exhibit A                                                  Legal Description of Property

                                                      II.

------------------------------------------------------------ ---------------------------------------------------------
                     Name of Mortgagor                       JAGI Montrose West,  LLC, a Delaware  limited  liability
                                                             company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Loan                                                $3,500,000
------------------------------------------------------------ ---------------------------------------------------------
  Definition of Franchise Agreement referenced in Section    Comfort Inn Change of Ownership Agreement between
                           8(r)                              Mortgagor and Choice Hotels International, Inc.
------------------------------------------------------------ ---------------------------------------------------------
  Exhibit A                                                  Legal Description of Property

                                                     III.

------------------------------------------------------------ ---------------------------------------------------------
                     Name of Mortgagor                       JAGI North  Canton,  LLC, a Delaware  limited  liability
                                                             company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Loan                                                $5,400,000
------------------------------------------------------------ ---------------------------------------------------------
  Definition of Franchise Agreement referenced in Section    The Holiday Inn Hotel Change of Ownership Agreement
                           8(r)                              between Mortgagor and Holiday Hospitality
                                                             Franchising, Inc.
------------------------------------------------------------ ---------------------------------------------------------
  Exhibit A                                                  Legal Description of Property
------------------------------------------------------------ ---------------------------------------------------------